Exhibit 99.1

Cherokee Global Brands Announces the Acquisition of

Flip Flop Shops®

SHERMAN OAKS, CA (October 19, 2015) — Cherokee Global Brands (NASDAQ: CHKE), a global marketer of style-focused lifestyle brands, announced today that it has acquired Flip Flop Shops®, a leading franchise retail chain dedicated to offering the hottest brands and latest styles of flip flops, casual footwear and accessories.

Flip Flop Shops currently has over 90 retail franchise shops in the US, Canada, Caribbean, Middle East and South Africa, and over 100 additional retail shops already in development worldwide. Its locations carry definitive assortments of recognized brands including OluKai, SANUK, Cobian, Havaianas, Quiksilver, ROXY, Reef, and many more.

Through the acquisition, Cherokee Global Brands will continue adding new franchises as it expands Flip Flop Shop’s assortments of flip flops, casual footwear and accessories by offering new brands from its portfolio through its proprietary 360o platform including, Cherokee®, Tony Hawk®, and Everyday California®. Flip Flop Shop’s franchise model allows it to showcase its diverse portfolio of brands in an immersive retail environment that engages customers of all ages in new and exciting ways.

The acquisition of Flip Flop Shops aligns perfectly with the Company’s strategic plan and is consistent with its zero-inventory, no manufacturing-risk business model. As part of its growth strategy for Flip Flop Shops, Cherokee Global Brands’ will identify key partners through its relationships in Europe, Asia, and Latin America and expand the retail concept and offerings through a combination of retail stores, shop-in-shops and mobile commerce in all existing and new markets.

Mr. Stupp commented, “We are very excited about adding Flip Flop Shops to our global brand portfolio. It’s not often you come across such a rare combination of a seasoned leadership team, perfect portfolio alignment and seamless integration with our unique business model. Our goal has always been to become the global leader in marketing, selling and distributing a balanced portfolio of brands. Through our acquisition of Flip Flop Shops, we will join the ranks of innovative specialty retailers that successfully operate similar concepts focused on products such as sunglasses and baseball hats.”

Mr. Stupp, continued, “Our mantra, ‘think like a retailer’ has guided our business since inception. With the acquisition of Flip Flop Shops, we now have the opportunity to ‘act like a retailer’ and expand our direct relationships with consumers in the process. We believe Flip Flop Shops will soon become the most recognized retail brand for flip flops and casual footwear in the world.”

Brian Curin, the President and Flip Flop Enthusiast of Flip Flop Shops commented, “This is a very exciting time for Flip Flop Shops. We look forward to joining forces with the Cherokee Global Brands team and leveraging their expertise. Their ability to quickly build scale will be particularly beneficial as we roll out new shops and establish Flip Flop Shops as a globally- recognized specialty retailer.”

Symphony Investment Partners acted as the exclusive financial advisor to Cherokee Global Brands Christopher Spahr of Meadow Lane Capital LLC, led the team that advised Flip Flop Shops in the transaction.

About Cherokee Global Brands

Cherokee Global Brands is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, ále by Alessandra® and Flip Flop Shops® across multiple consumer product categories and retail tiers around the world. The Company currently maintains licensing agreements with leading retailers and manufacturers that span over 50 countries in 7,400 retail locations. Its retail and e-commerce platform partnerships include: Target Stores (U.S.), Kohl’s (U.S.), Sears Canada (Canada), Walmart (Canada), Argos & Sports Direct (UK and Ireland), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Nishimatsuya (Japan), Landmark Group’s Max Stores (certain Middle East and North Africa countries), Reliance Trends Stores (India) and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates,” “believes,” “expects,” “may,” “should,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Liz Lange, Completely Me, Tony Hawk and Hawk Brands, Sideout, Everyday California and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel. The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2015, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

Contacts:

Cherokee Global Brands:

Mark Nawrocki

Executive Vice President Global New Business

markn@cherokeeglobalbrands.com

818-908-9868

Jason Boling, CFO

jasonb@cherokeeglobalbrands.com

818-908-9868

Flip Flop Shops

Brian Curin, President

Curin@FlipFlopShops.com

604.263.0629

Investors:

Patricia Nir

Addo Communications

310-829-5400

Caption: Flip Flop Shops - Store Exterior